UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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GENESIS PHARMACEUTICALS ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT
OF
GENESIS PHARMACEUTICALS ENTERPRISES, INC.

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
GENESIS PHARMACEUTICALS ENTERPRISES, INC.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the shareholders of Genesis Pharmaceuticals Enterprises, Inc., a Florida corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors at a telephonic meeting held on June 3, 2008, and the subsequent approval of such corporate action by the written consent, dated June 13, 2008, of those shareholders of the Company entitled to vote shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) representing at least a majority of the outstanding voting stock of the Company on such date entitled to vote with respect to such corporate action. Accordingly, all necessary corporate approvals required pursuant to the Florida Business Corporation Act (“FBCA”) and the Company’s articles of incorporation and bylaws in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the shareholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 607.0704 of the FBCA, of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the shareholders of record of the Company on June 13, 2008. The Information Statement is first being mailed or furnished to the shareholders of the Company on or about June 27, 2008, and the amendments described herein shall not become effective until at least 20 days thereafter.

ACTION S BY BOARD OF
DIRECTORS
AND
CONSENTING SHAREHOLDERS

At a telephonic meeting held on June 3, 2008, the Board of Directors adopted a resolution to amend the Company’s articles of incorporation to increase the number of authorized shares of the Company’s Common Stock to 900,000,000 (the “Capital Increase Amendment”). A copy of the Board minutes are attached hereto as APPENDIX A. The action taken by the Board of Directors with respect to Capital Increase Amendment was subsequently approved by the written consent of the Company’s shareholders entitled to vote a majority of the shares of Common Stock then outstanding on June 13, 2008, a copy of which is attached as APPENDIX B: A copy of the Capital Increase Amendment is attached hereto as APPENDIX C.

The reasons for, and the general effect of, the Capital Increase Amendment are described below.

The Board of Directors of the Company knows of no other matter other than that described in this Information Statement which has been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to shareholders on or about June 27, 2008, and the amendment described herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Chief Executive Officer at the address of the Company’s principal executive offices located at Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park, Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200; Telephone No. +86-535-7282997.

APPROVAL REQUIREMENTS; FLORIDA LAW

Section 607.0704 of the FBCA provides that, unless otherwise provided in the Company’s articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power. Section 3.10 of the Company’s bylaws provides that any action required or permitted to be taken by the shareholders may be taken by consent in writing if the consent is signed by the record holders of no less than the voting stock that would otherwise be required for approval of such action. Section 3.10 further states that, within 10 days after obtaining such authorization by written consent, notice in accordance with Section 607.0704(3) of the FBCA must be given to those shareholders who have not consented in writing. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Capital Increase Amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent to such amendment of the holders of at least a majority of the Company’s voting stock.

VOTING SECURITIES AND
INFORMATION ON CONSENTING SHAREHOLDERS

As of June 13, 2008, there were 413,113,760 shares of Common Stock outstanding.(1) Each share of Common Stock is entitled to one vote. The holders of 216,647,951 shares of Common Stock (which shares collectively represent 52.44% of the Common Stock) approved the Capital Increase Amendment in a written consent dated June 13, 2008 attached hereto as APPENDIX B. No consideration was paid for the consent. The names of the consenting shareholders and the number of shares of Common Stock with respect to which such consent was given is as follows:

Name	Number of Shares of Common Stock for Which Consent Was Given	Percentage of Voting Stock
Verda International Limited	194,263,661	47.02%
Wang Renhui	22,384,290	5.42%

(1)	Includes (i) 20,000,000 shares in the escrow agent’s name held in escrow in connection with the November 2007 financing that will be reissued to Pope Investments, LLC in the event that the Company does not meet certain financial targets and (ii) 2,000,000 shares issued and held in escrow to secure a $190,000 loan to the Company in July 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 13, 2008, certain information concerning the beneficial ownership of our Common Stock by (i) each shareholder known by us to own beneficially five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Named Executive Officers and Directors	Number of Shares of Common Stock BeneficiallyOwned(1)(2)		Percentage of Outstanding Common Stock
Cao Wubo, Chief Executive Officer and Chairman of the Board†	194,263,661	(3)	47.02%
Elsa Sung, Chief Financial Officer†	20,000		*
Xu Haibo, Vice President, Chief Operating Officer and Director†	0
Dong Lining, Vice President, Director of Technology†	0
Yang Weidong, Vice President, Director of Sales†	0
Xin Jingsheng, Director of Equipment†	0
Xue Hong, Controller†	0
Feng Xiaowei, Director†	0
Huang Lei, Director†	0
Ge Jian, Director†	399,719		*
Zhang Yihua, Director†	0
Rodrigo Arboleda, Director†	550,000		*
Robert Cain, Director†	550,000		*
Total held by Directors and Executive Officers (thirteen individuals)	195,783,380		47.39%

5% Shareholders
Verda International Limited A-1 Building Dasi Street Laiyan City, Shandong Province, PRC	194,263,661	(4)	47.02%
Wang Renhui No. 57-2-14-1 Chaoyang Street Dalin, PRC	22,384,290		5.42%
Pope Investments LLC(5)(6) 5100 Poplar Avenue, Suite 805 Memphis, Tennessee 38137	45,850,000		9.99%
Ardsley Advisory Partners(7) 262 Harbor Drive Stamford, Connecticut 06902	27,750,000		6.72%
Ardsley Partners I(7) 262 Harbor Drive Stamford, Connecticut 06902	27,450,000		6.64%

*	Less than one percent.
†	Address of referenced person is c/o Genesis Pharmaceuticals Enterprises, Inc., Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park, Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200.
(1)	Based on 413,113,760 outstanding shares of Common Stock as of June 13, 2008.
(2)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities.

Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised.
(3)	Includes 194,263,661 shares of common stock owned by Verda International Limited, a company of which Mr. Cao is the Executive Director and owner of 100% of the equity interest.
(4)	The natural person with voting power and investment power on behalf of Verda International Limited is Mr. Cao Wubo.
(5)	Includes (i) 25,000,000 shares of Common Stock issuable to Pope Investments LLC, a Delaware limited liability company (“Pope Investments”), upon conversion of $5,000,000 aggregate principal amount of the Company’s 6% Convertible Debentures due November 30, 2010 (the “Debentures”) and 16,000,000 shares of Common Stock issuable upon exercise of certain common stock purchase warrants issued to Pope Investments in connection with the sale of the Debentures (the “November Warrants”) and (ii) up to an additional 4,850,000 shares of Common Stock of the 85,000,000 shares of Common Stock issuable to Pope Investments upon conversion of $17,000,000 aggregate principal amount of the Company’s 6% Convertible Notes due May 30, 2011 (the “Notes”) and 42,500,000 shares of Common Stock issuable upon exercise of certain common stock purchase warrants issued to Pope Investments in connection with the sale of the Notes (the “Warrants”). Pope Asset Management LLC, a Tennessee limited liability company (“Pope Asset”) serves as an investment adviser and/or manager to Pope Investments. Pope Asset is the sole manager for Pope Investments and has sole voting control and investment and disposition power and discretion with respect to all securities held by Pope Investments. Pope Asset may be deemed to beneficially own shares owned or held by, or held for the account or benefit of, Pope Investments. Mr. William P. Wells is the sole manager of Pope Asset. Mr. Wells may be deemed to own shares owned or held by, or held for the account or benefit of, Pope Investments. Pope Asset and Mr. Wells do not directly own any shares of Common Stock.
(6)	The percentage of shares of Common Stock that may be beneficially owned by Pope Investments is limited to 9.99% and no shares of Common Stock in excess of this beneficial ownership limitation may be issued by the Company to Pope Investments. This limitation may be waived by Pope Investments at any time upon 61 days’ notice to the Company.
(7)	Beneficial ownership information derived from a Schedule G filed with the SEC on June 10, 2008 by Ardsley Partners Fund II, L.P., Ardsley Partners Institutional Fund, L.P., Ardsley Offshore Fund Ltd., Ardsley Advisory Partners, Ardsley Partners I and Philip J. Hempleman.

NOTICE TO SHAREHOLDERS OF ACTION
APPROVED BY CONSENTING SHAREHOLDERS

The following action has been approved by the written consent of holders of Common Stock collectively entitled to vote at least a majority of the outstanding shares of voting stock of the Company.

AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK

General

In connection with the Company’s $30,000,000 private placement of its 6% Convertible Notes and Warrants to purchase an aggregate of 75,000,000 shares of Common Stock on May 30, 2008, the Company agreed to increase the number of its authorized shares of Common Stock to 900,000,000. At a telephonic meeting held June 3, 2008, the Board of Directors adopted a resolution to amend the Company’s articles of incorporation to increase the authorized shares of Common Stock to 900,000,000. The holders of a majority of the outstanding shares of the Company’s voting stock approved the Capital Increase Amendment by written consent dated June 13, 2008.

Capital Increase Amendment

The Company is currently authorized to issue 600,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Capital Increase Amendment to the Company's articles of incorporation, in the form attached hereto as Appendix C, increases the authorized shares of the Company's Common Stock from 600,000,000 shares to 900,000,000 shares and makes no change to the authorized number of shares of the Preferred Stock.

Of the 600,000,000 shares of Common Stock currently authorized, 413,113,760 shares are issued and outstanding. Of the 20,000,000 shares of Preferred Stock currently authorized, no shares are issued and outstanding.

The Company’s articles of incorporation will be amended by striking out Article IV and replacing it with the following new Article IV:

“The maximum number of shares of stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be: 900,000,000 shares of Common Stock, $.001 par value per share and 20,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations, restrictions thereof and shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.”

Purpose of Capital Increase Amendment

The purpose of increasing our authorized capital is to provide the Company with additional shares of Common Stock to be held in reserve pending the future conversion of the Notes and exercise of the Warrants. The Company currently does not have enough authorized but unissued shares of Common Stock available to accommodate the conversion in full of the Notes and the Warrants. In addition, we believe that increasing our authorized capital will provide the Company with the necessary flexibility to implement potential corporate plans, including the issuance of shares in connection with any future financings, the issuance of shares in connection with stock splits or dividends, or the issuance or reservation of capital stock for equity awards to employees, officers and directors of the Company. Such an increase will allow such shares to be issued without the expense and delay of a special shareholders’ meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company is or may be listed.

Except as disclosed above, the Company has no current specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock. However, the increase in the Company’s authorized Common Stock may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions.

Effect of the Capital Increase Amendment

The increase in authorized capital stock will not have any immediate effect on the rights of existing shareholders, other than the potential decrease in the existing shareholders’ current percentage equity that may result to the extent that the holders of the Company’s outstanding Debentures and Notes choose to convert such Debentures and/or Notes into Common Stock and to the extent that holders of the November Warrants and/or the Warrants choose to exercise such November Warrants and/or Warrants for Common Stock. The Board of Directors will, however, have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by the Company’s articles of incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its shareholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Capital Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Effective Date

Under applicable federal securities laws, the Capital Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s shareholders. The Capital Increase amendment will become effective upon filing with the Secretary of State of Florida. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement to the Company’s shareholders.

Dissenters’ Rights of Appraisal

The FBCA does not provide for dissenters’ or appraisal rights in connection with the increase of authorized shares of the Company’s capital stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E. , Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

June 27, 2008

APPENDIX A

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

MINUTES OF THE
BOARD OF DIRECTORS

As of June 3, 2008

A telephonic meeting (the “Meeting”) of the Board of Directors (the “Board”) of Genesis Pharmaceuticals Enterprises, Inc. a Florida corporation (the “Company”), was held on June 3, 2008 at 9:00 PM. (Eastern time).

The following members of the Board were present in person or by telephone: Xu Haibo, Ge Jian, Zhang Yihua, Huang Lei, Rodrigo Arboleda and Robert Cain. Also in attendance were Cao Wubo, Chief Executive Officer and Chairman of the Company and Elsa Sung, the Company’s Chief Financial Officer.

Mr. Cao acted as Chairman of the Meeting and Xu Haibo was the Secretary of the Meeting. There being a majority of the Board present in person at the Meeting, the Chairman declared that there was a quorum and the Meeting could commence.

The following reflects a continuation of the minutes reflecting the Board’s approval of the following motions. After discussion, upon motion duly made, properly seconded and unanimously approved, it was:

RESOLVED, that an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 900,000,000 shares, in substantially the form attached hereto as Exhibit A, is hereby approved;

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

Reading and Approval of the actions:

After discussion, the Board voted as follows:

Voting Yes: Xu Haibo, Ge Jian, Zhang Yihua, Huang Lei, Rodrigo Arboleda and Robert Cain, Wubo Cao

Voting No: None

RESOLVED, that all actions previously taken by the directors and officers of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby ratified, approved and confirmed in all respects.

There being no further action to come before the Board, the Meeting was adjourned.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

/s/
Xu Haibo, Secretary

[Exhibit A to Appendix A Omitted]

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APPENDIX B

WRITTEN CONSENT
OF THE HOLDERS OF A MAJORITY OF THE
VOTING STOCK
OF
GENESIS PHARMACEUTICAL ENTERPRISES, INC.

The undersigned, constituting the holders of a majority of the shares of Common Stock (the “Stockholders”) of Genesis Pharmaceutical Enterprises, Inc., a Florida corporation (the “Company”), do hereby adopt by this written consent, the following resolution with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered increasing the number of authorized shares of the Company’s Common Stock to 900,000,000 shares (“Capital Increase”), deems such increase advisable and in the best interests of the Company and its Stockholders.

NOW, THEREFORE, BE IT

RESOLVED, that, the Articles of Incorporation of the Company be and hereby are amended to increase the number of authorized shares of the Company’s Common Stock to 900,000,000 shares, par value of $0.001; and be it further

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the Capital Increase be and hereby is in all respects approved.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 13th day of June, 2008.

VERDA INTERNATIONAL LIMITED

/s/

Name: Cao Wubo
Title: President
No. of Shares of Common Stock: 194,263,661

/s/

Name: Wang Renhui
Title:

No. of Shares of Common Stock: 22,384,290

[Exhibit A to Appendix B Omitted]

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APPENDIX C

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
GENESIS PHARMACEUTICALS ENTERPRISES, INC.

Genesis Pharmaceuticals Enterprises, Inc., a corporation organized and existing under the laws of the State of Florid does hereby certify as follows:

1. The name of the corporation is Genesis Pharmaceuticals Enterprises, Inc. (the “Corporation”):

2. The articles of incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article IV:

The articles of incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article IV:

“The maximum number of shares of stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be: 900,000,000 shares of Common Stock, $.001 par value per share and 20,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations, restrictions thereof and shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.”

The amendment of the articles of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 607.1002 of the Florida Business Corporation Act , by at least a majority of the directors who have been elected and qualified.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer on this __ day of June, 2008.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	Name: Cao Wubo Title: Chief Executive Officer

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